EXHIBIT 2.1

                             PANDA PARIS POWER, L.P.


                              PARTNERSHIP INTEREST


                           PURCHASE AND SALE AGREEMENT


                                      AMONG


                               PANDA PARIS I, LLC

                                       AND

                               PANDA PARIS II, LLC

                                   AS SELLERS,


                                       AND


                            FPL ENERGY PARIS GP, INC.

                                       AND

                            FPL ENERGY PARIS LP, LLC

                                  AS PURCHASERS


                          DATED AS OF FEBRUARY 16, 1999
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                                TABLE OF CONTENTS

                                                                          PAGE
ARTICLE I.     INTERPRETATION................................................1

ARTICLE II.    PURCHASE AND SALE.............................................1

      2.1   The Sale.........................................................1

      2.2   Purchase Price...................................................2

      2.3   Payment of Purchase Price........................................2

      2.4   Closing..........................................................2

      2.5   Deliveries at Closing............................................2

      2.6   Escrow Deposit...................................................3

ARTICLE III.   REPRESENTATIONS AND WARRANTIES................................4

      3.1   Representations and Warranties of Sellers........................4

      3.2   Representations and Warranties of Purchasers.....................8

      3.3   Disclosure Schedules.............................................9

ARTICLE IV.    ADDITIONAL AGREEMENTS.........................................9

      4.1   Books and Records................................................9

      4.2   Purchase Price Allocations......................................10

      4.3   Further Assurances..............................................10

      4.4   Access..........................................................10

      4.5   Agreements to be Assigned.......................................10

      4.6   Title Policy and Survey Completion..............................10

      4.7   Payment of Development Costs....................................11

      4.8   Certain Post-Closing Matters....................................11

ARTICLE V.     INDEMNIFICATION..............................................12

      5.1   INDEMNIFICATION BY SELLERS......................................12

      5.2   INDEMNIFICATION BY PURCHASERS...................................12

      5.3   Procedure for Indemnification...................................13

      5.4   Taxes...........................................................13

      5.5   Mitigation......................................................14

ARTICLE VI.    MISCELLANEOUS................................................14

      6.1   Modification or Amendment; Waiver...............................14

      6.2   Governing Law...................................................14

      6.3   Notices.........................................................14

      6.4   Entire Agreement................................................15

      6.5   Waiver of Trial by Jury.........................................15

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                          PAGE

      6.6   Interpretation..................................................15

      6.7   Parties in Interest; Assignment.................................16

      6.8   Severability....................................................16

      6.9   Headings........................................................16

      6.10  Counterparts....................................................16


  EXHIBITS

  Exhibit 2.5(a)(i)  - Form of Assignment Agreements
  Exhibit 2.5(a)(ii) - Partnership Agreement
  Exhibit 2.5(a)(iv) - Opinions of Sellers' Counsel
  Exhibit 2.5(a)(v)  - Escrow Agreement
  Exhibit 2.5(b)     - Opinions of Purchasers' Counsel
  Exhibit 2.6        - Project Budget

  SCHEDULES

  Schedule 1.1       - Definitions/Rules of Interpretation
  Schedule 1.1(a)    - Easements
  Schedule 1.1(b)    - Surface Use Agreements
  Schedule 3.1(a)    - Sellers' Subsidiaries, Officers, Directors and Partners
  Schedule 3.1(b)    - Sellers' Consents
  Schedule 3.1(d)(1) - Exceptions to Enforceability of Project Agreements
  Schedule 3.1(d)(2) - Certain Project Agreement Issues
  Schedule 3.1(d)(3) - Amendments to Project Agreements Since December 23, 1998
  Schedule 3.1(d)(4) - Real Estate Interests other than Real Estate Documents
  Schedule 3.1(e)    - Permits
  Schedule 3.1(j)    - Material Changes to Financial Statements
  Schedule 3.1(k)    - Employee Matters
  Schedule 3.1(m)    - Bank Accounts
  Schedule 3.2(a)    - Purchasers' Subsidiaries, Officers, Directors and Members
  Schedule 4.5       - Agreements to be Assigned

                                      -2-
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               PARTNERSHIP INTEREST PURCHASE AND SALE AGREEMENT

            This PARTNERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made as of February 16, 1999, among PANDA PARIS I, LLC, a Delaware limited liability company ("PPI"), PANDA PARIS II, LLC, a Delaware limited liability company ("PPII", and together with PPI, the "SELLERS"), FPL ENERGY PARIS GP, INC., a Florida corporation ("FPL1"), and FPL ENERGY PARIS LP, LLC, a Delaware limited liability company ("FPL2", and together with FPL1, the "PURCHASERS").

            PPI desires to sell to FPL1, and FPL1 desires to purchase from PPI, its general partnership interest in Panda Paris Power, L.P., a Delaware limited partnership (the "PARTNERSHIP"), which includes a 1% interest in profits and capital of the Partnership (the "GENERAL PARTNERSHIP INTEREST"), on the terms and conditions set forth in this Agreement. PPII desires to sell to FPL2, and FPL2 desires to purchase from PPII, a limited partnership interest in the Partnership, which interest includes a 98% interest in profits and capital (the "LIMITED PARTNERSHIP INTEREST", and together with the General Partnership Interest, the "PARTNERSHIP INTERESTS"), on the terms and conditions set forth in this Agreement.

            Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements of the parties contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I.

                                 INTERPRETATION

            Unless otherwise indicated in this Agreement, each term set forth in
SCHEDULE 1.1 shall have the respective meaning given to that term in SCHEDULE
1.1 or in the provision of this Agreement. The rules of interpretation set forth in SCHEDULE 1.1 shall apply to this Agreement.

                                  ARTICLE II.

                                PURCHASE AND SALE

            2.1 THE SALE. PPI hereby agrees to sell and FPL1 hereby agrees to purchase all of PPI's right, title and interest in and to the General Partnership Interest on the terms and subject to the conditions set forth in this Agreement, and PPII hereby agrees to sell and FPL2 hereby agrees to purchase all of PPII's right, title and interest in and to the Limited Partnership Interest on the terms and subject to the conditions set forth in this Agreement. PPII shall continue to own a 1% "carried" or "profits" interest. Upon the consummation of such transactions, the interests in Partnership profit, loss and capital shall be owned as follows:

                  FPL1 1% (general partnership interest)
                  FPL2 98%(limited partnership interest)
                  PPII 1% (limited partnership interest)
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            2.2 PURCHASE PRICE. The purchase price for the Partnership Interests shall be (i) $160,503,059, which includes $65,503,0591 paid in reimbursement of development and construction costs (the "Purchase Price"), less (ii) the Net Purchase Price Reduction, if any. The Purchase Price shall be allocated with 1.01% payable to PPI and 98.99% payable to PPII.

            2.3 PAYMENT OF PURCHASE PRICE. At the Closing, Purchasers shall make a wire transfer of immediately available funds of the Initial Payment to Sellers or to such Persons as Seller may designate in written payment instructions. The Initial Payment shall be paid to Sellers to an account in New York City designated by Sellers in a notice to Purchasers (except that Sellers hereby direct Purchasers to pay a portion of the Initial Payment equal to the amounts due and payable under the Bridge Financing Agreement directly to MES Financial Corp.).

            2.4 CLOSING. The closing of the purchase and sale of the Partnership Interests (the "CLOSING") will take place concurrently with the execution and delivery of this Agreement. The Closing will take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103 (unless another place is agreed to in writing by Purchasers and Sellers).

            2.5 DELIVERIES AT CLOSING.

                  (a) DELIVERIES BY SELLERS. At the Closing, Sellers shall deliver to Purchasers the following documents, each of which (i) shall be in form and substance reasonably satisfactory to Purchasers, and (ii) shall have been duly authorized, executed and delivered by the parties thereto:

                         (i) An Assignment of Partnership Interests, in the form
attached hereto as EXHIBIT 2.5(A)(I), together with evidence satisfactory to Purchasers of the withdrawal of PPI as the general partner of the Partnership, the admission of FPL1 as the general partner and the admission of FPL2 as a limited partner;

                        (ii) An Amended and Restated Partnership Agreement of the Partnership, substantially in the form of EXHIBIT 2.5(A)(II);

                        (iii) Certified copies of Sellers' Charter Documents, and resolutions authorizing the Transaction;

                        (iv) Legal opinions from Haynes and Boone, LLP, counsel to Sellers and Partnership, and Tiemann Law Offices and Chadbourne & Parke LLP, regulatory counsel to Partnership, substantially in the forms of EXHIBIT 2.5(A)(IV); and

                        (v) an Escrow Agreement, in the form of Exhibit 2.5(a)(v), with such changes to such form as may be reasonably requested by the Escrow Agent;

                        (vi) confirmation from Chase Securities, Inc. that the Partnership is not subject to any contractual arrangements entered into with such Persons;

--------------
(1) These figures assume payments of $3,406,059 to D/FD and $1,647,000 as cash collateral for the establishment of a letter of credit to TU by the Partnership prior to Closing.

                        (vii) evidence reasonably satisfactory to Purchasers of the termination of the Operation and Management Agreement between Partnership and Panda Global Services, Inc.; and

                        (viii) Such other resolutions, certificates, consents or other documents of authority as may be otherwise necessary under applicable law to convey and transfer the Partnership Interests to Purchasers, and all other statements, certificates, instruments, documents or information that Purchasers may reasonably request in order to assure sufficient transfer of the Partnership Interests to Purchasers, FPL1's replacement of PPI as general partner of Partnership, or compliance with the terms and conditions of this Agreement.

                  (b) DELIVERIES BY PURCHASERS. At the Closing, Purchasers (i) shall make the payments provided in SECTION 2.3, and (ii) shall deliver to Sellers the following documents, each of which (A) shall be in form and substance reasonably satisfactory to Sellers and (B) shall have been duly authorized, executed and delivered by the parties thereto:

                        (i) Certified copies of Purchasers' Charter Documents and resolutions authorizing the Transaction;

                        (ii) Legal opinions of Orrick, Herrington & Sutcliffe LLP and Ed Tancer, Esq., counsel to Purchasers, substantially in the forms of
EXHIBIT 2.5(B);

                        (iii) An Amended and Restated Partnership Agreement of the Partnership, substantially in the form of EXHIBIT 2.5(A)(II);

                        (iv) An Amended Certificate of Limited Partnership; and

                        (v) an Escrow Agreement, in the form of Exhibit 2.5(a)(v), with such changes to such form as may be reasonably requested by the Escrow Agent;

                  (c) PARTNERSHIP DELIVERIES. Immediately prior to or concurrently with the Closing, Sellers shall cause Partnership to repay any debt owed by Partnership to MES Financial Corp. under the terms of the Bridge Financing Agreement.

            2.6 ESCROW DEPOSIT. At the Closing, a portion of the Purchase Price equal to the Escrow Amount shall be deposited by the Purchasers into the Escrow Account. The Escrow Amount shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. If the Purchasers determine that there is a Net Purchase Price Reduction, an amount equal to such Net Purchase Price Reduction (but not exceeding the Escrow Amount) shall be available to the Purchasers by delivery of a certificate to the Escrow Agent in accordance with the terms of the Escrow Agreement prior to the Escrow Termination Date. The distribution of such amounts to Purchasers shall constitute a reduction of the Purchase Price. All interest on funds deposited to the Escrow Account shall accrue for the account of the Sellers and shall be paid quarterly to the Sellers in accordance with the terms of the Escrow Agreement. On the day following the Escrow Termination Date, all amounts remaining in the Escrow Account shall be distributed to the Sellers in accordance with the terms of the Escrow Agreement.

                                  ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES

            3.1 REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers hereby represent and warrant to Purchasers as of the date hereof as follows:

                  (a) DUE ORGANIZATION; QUALIFICATION, ETC. Each Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware. Partnership has full power and authority to carry on its business, as and where it is now being conducted and as it is proposed to be conducted. Sellers and Partnership are duly qualified, authorized or licensed and in good standing in each of the jurisdictions where the nature of or the character of the Project requires such qualification, authorization or licensing. Sellers have delivered to Purchasers true, complete and correct copies of (i) their Charter Documents and (ii) the Partnership Agreement and Certificate of Limited Partnership of Partnership, as in effect on the date of this Agreement. SCHEDULE 3.1(A) lists all of the subsidiaries, directors, officers, members and partners, as applicable, of Sellers and Partnership.

                  (b) BINDING AGREEMENT. Subject to obtaining the consents set forth in SCHEDULE 3.1(B), Sellers have full right, power and authority to execute and deliver this Agreement and to perform Sellers' obligations relating to the sale of the Partnership Interests and change in partners contemplated hereby. This Agreement has been duly authorized by all necessary action by Sellers and constitutes a valid and legally binding agreement of Sellers enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

                  (c) NO CONSENTS. Except as set forth on SCHEDULE 3.1(B), no consent or approval (i) under any Governmental Authorization or Governmental Rule to which Sellers or Partnership or any of their respective properties is subject, (ii) of any party to any agreement, indenture or instrument of Sellers or Partnership or to which Sellers or Partnership or any of their respective properties is subject (including without limitation the Project Agreements), or
(iii) of any other Person, including without limitation the members of Sellers, is required for the execution, and delivery of this Agreement and the sale of the Partnership Interests and change in partners contemplated hereby.

                  (d) CONTRACTS AND AGREEMENTS. Except for the Project Agreements, there is no agreement or instrument entered into by Sellers or Partnership which defines any of Partnership's rights or obligations with respect to the Project other than easements that have been obtained for alternative routing purposes or option agreements for alternative plant sites, which easements and option agreements are listed in SCHEDULE 1.1(A) for disclosure purposes. Sellers have delivered to Purchasers a true, correct and complete copy of each of the Project Agreements. Except as set forth in SCHEDULE 3.1(D)(1), all of the Project Agreements are valid and binding agreements enforceable in accordance with their terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally. All obligations of Partnership under the Project Agreements have been duly performed in a timely manner, and neither Partnership nor any of its Affiliates has received any claim or notice that Partnership has not fully performed such obligations satisfactorily. Except as set forth in SCHEDULE 3.1(D)(2), each of the executed Project Agreements is in full force and effect in accordance with its terms and no waiver, amendment, default or event, which with the giving of notice or the lapse of any period of time or both would become a default, or dispute exists with respect to any of the Project Agreements. Except as set forth in SCHEDULE 3.1(D)(3), since December 23, 1998, Partnership has not entered into any Project Agreement nor any amendment or modification of any Project Agreement without, in any such case, the prior written approval of Purchasers or an Affiliate thereof.

                        Except as set forth in SCHEDULE 3.1(D)(4), the Real Property Documents constitute all of the real property interests of Partnership (other than easements that have been obtained for alternative routing purposes or option agreements for alternative plant sites) and, upon exercise of the options granted under the Real Property Documents, no other fee ownership, lease, right of way, easement, site license or other license, or other right in real property, will be necessary in order for Partnership to construct, own, maintain and operate the Project as presently proposed to be operated under current Governmental Rules. The Title Insurance Commitment and SCHEDULE 3.1(D)(4) include any exceptions of which Sellers are aware as to the adequacy of title to fee properties, leases, site leases, rights of way, water rights, easements for installation and maintenance of power lines, easements for access, roads, power plants, and other ancillary real property rights necessary for the construction, use and operation of the Project as presently proposed to be constructed, used and operated, which exceptions shall not prevent or restrict in any material respect the construction, use and operation of the Project as presently proposed to be constructed, used and operated.

                        To the best of Sellers' Knowledge, each party to the Project Agreements is willing to continue its business relationship with Partnership and will not terminate such relationship as a result of the consummation of the transactions contemplated hereby, to the extent it has any right to do so pursuant to the Project Agreement to which it is a party. Sellers note that no notice of the transactions contemplated hereby has been given to counterparties to the Project Agreements, no such notice being required (other than as may be required with respect to the Permits).

                  (e) COMPLIANCE WITH LAWS; PERMITS. Neither Sellers nor Partnership is in violation of any Requirement of Law except as will not have an adverse effect on the Project or upon the transfer of Partnership Interests contemplated herein. The Permits listed on SCHEDULE 3.1(E) constitute all Governmental Authorizations necessary for Partnership to construct, own, maintain and operate the Project at the Project Site as presently proposed to be operated under current Governmental Rules, each of which was validly obtained and is in full force and effect (except for those listed as not obtained). Sellers have no Knowledge of any impediments to obtaining any of the Permits listed as not obtained on SCHEDULE 3.1(E). Partnership is in material compliance with the obtained Permits through the date hereof, and, except as disclosed in
SCHEDULE 3.1(B) and SCHEDULE 3.1(E), no filing or declaration with any Governmental Authority is necessary or advisable in connection with the sale of the Partnership Interests and change in partners contemplated hereby. Partnership has made in a timely manner all required filings and reports with all Governmental Authorities required through the date hereof, and all such filings and reports were complete and accurate as of the date of such filings. Except for the transfer of the Partnership Interests and the change of the partners resulting from such transfer as contemplated herein, there has been no material change in the facts set forth in any such filing or report or in the application for any Permit.

                  (f) PROCEEDINGS. There is no litigation, action, suit or proceeding pending or, to the best of Sellers' Knowledge, threatened by or against Partnership or Sellers which could reasonably be anticipated to adversely affect the Partnership or the Project or enjoin or restrict Sellers' ability to sell the Partnership Interests. To the best of Sellers' Knowledge, there is no reasonable basis for any claims against Partnership.

                  (g) NO BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Sellers directly with Purchasers without the intervention of any other Person as the result of any act of Sellers and without the intervention of any other Person who may be deemed to be acting on behalf of Sellers in such a manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

                  (h) TITLE TO ASSETS. PPI is the sole general partner and holder of a one percent (1%) general partnership interest in Partnership, which interest contains a 1% interest in profits and capital, and PPII is the sole limited partner and holder of a ninety-nine percent (99%) limited partnership interest in Partnership, which interest contains a 99% interest in profits and capital. Sellers own the Partnership Interests free and clear of any Encumbrances (except for Encumbrances created for the benefit of MES Financial Corp. in connection with the Bridge Financing Agreement or contained in the Partnership Agreement or the Amended Partnership Agreement). Sellers have not conveyed to any Person any right or option to acquire any portion of the Partnership Interests (except for Encumbrances created for the benefit of MES Financial Corp. in connection with the Bridge Financing Agreement or contained in the Amended Partnership Agreement). Other than Sellers, Sellers have no Knowledge of any Person who owns any interest in Partnership or any option or other right to acquire any interest in Partnership. Partnership owns the Project Agreements free and clear of any Encumbrances (except for Encumbrances created for the benefit of MES Financial Corp. in connection with the Bridge Financing Agreement). Partnership owns no assets other than the Project Agreements.

                  (i) AGREEMENT WILL NOT CAUSE BREACH. Except as set forth in
SCHEDULE 3.1(b), the execution and delivery of this Agreement and the consummation of the sale of Partnership Interests and change of partners hereby will not result in or constitute any of the following: (i) a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of Sellers' or Partnership's Charter Documents or any Contractual Obligation or Governmental Authorization to which any of Sellers or Partnership is a party or by which any of Sellers or Partnership is bound (including, without limitation, the Project Agreements);
(ii) an event that would permit any party to terminate any Contractual Obligation of Sellers or Partnership or to accelerate the maturity of any indebtedness or other Contractual Obligation of Sellers or Partnership; or (iii) the creation or imposition of any lien on any or all of the Project or the Project Agreements.

                  (j) FINANCIAL STATEMENTS. Sellers have delivered to Purchasers true and complete copies of Partnership's unaudited financial statements as of December 31, 1998, (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistent with prior periods except that the Financial Statements contain no notes. The Financial Statements accurately reflect the books, records and accounts of the Sellers and Partnership in all material respects and present fairly the financial condition and results of operations of the Sellers and Partnership as at and for the periods indicated. Except as disclosed in SCHEDULE 3.1(J), there are no material changes to the assets and liabilities of Partnership from those disclosed in the Financial Statements of Partnership dated December 31, 1998.

                  (k) EMPLOYEE MATTERS. Except as set forth in SCHEDULE 3.1(K), neither Sellers nor Partnership have or have had any employees. There are no benefit plans, contracts or arrangements (whether funded or unfunded) covering employees or former employees of Sellers or Partnership (including "employee benefit plans" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and neither Sellers nor Partnership is subject to any existing or contingent liability with respect to any employee benefit plan maintained by Sellers or Partnership or any Person who is (together with either Seller or Partnership) treated as a single employer under Section 414(b), (c) or
(m) of the Internal Revenue Code of 1986, as amended.

                  (l) TAXES. All federal, state and local Tax Returns, reports and statements required to be filed with respect to the Project (including the assets and properties relating thereto) or Partnership and the operations of Partnership and Sellers have been properly and accurately completed and timely filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed, except as will not have an adverse effect on the Partnership or the Project. All taxes and assessments in respect of the Project (including the assets and properties relating thereto) or Partnership (whether or not requiring the filing of returns), including any interest, penalties and additions thereto, due and payable have been timely paid in full. Neither Partnership nor Sellers is a party to any pending or, to the best of Seller's Knowledge, threatened action or proceeding for assessment or collection of taxes with respect to taxes payable in connection with or with respect to the Project (including the assets and properties relating thereto) or Partnership, and no claim for assessment or collection of any such taxes has been asserted against Partnership or Sellers. Neither Partnership nor Sellers have agreed to any extension of the statute of limitations with respect to taxes payable in connection with or with respect to the Project (including the assets and properties relating thereto) or Partnership. The Partnership is and has always been treated as non-existent for Federal income tax purposes, and has not made any election under Section 7701 of the Code or any comparable State provision to be classified as a corporation for Federal income tax purposes. The Partnership has not made an election under
Section 754 of the Code. None of the assets of the Partnership constitute tax-exempt use property or tax-exempt bond financed property within the meaning of Section 168(h) and 168(g)(5) of the Code, respectively.

                  (m) BANK ACCOUNTS. SCHEDULE 3.1(M) sets forth (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Partnership maintains, or at any time prior to the date hereof maintained, accounts of any nature or safe deposit boxes relating thereto and the names of all persons authorized to draw thereon, make withdrawals therefrom or to have access thereto; and (b) the names of all persons, firms, associations, corporations or business organizations holding general or specific powers of attorney from Partnership relating thereto, its assets or business and a summary of the terms thereof.

                  (n) LIABILITIES Partnership does not have any liability or obligation, fixed, contingent, or otherwise, other than liabilities and obligations disclosed in the Financial Statements or incurred pursuant to the Project Agreements, the Bridge Financing Agreement and the promissory note issued pursuant to the Bridge Financing Agreement.

                  (o) MATERIAL FACTS. No representation or warranty made by Sellers in this Agreement, including the schedules hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

            3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Purchasers hereby represent and warrant to Sellers as of the date hereof that:

                  (a) DUE ORGANIZATION. FPL1 is a corporation duly organized, validly existing and in good standing under the laws of Florida. FPL2 is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Each Purchaser has full power and authority to carry on its business, as and where it is now being conducted and as it is proposed to be conducted. Purchasers have delivered to Sellers true, complete and correct copies of their Charter Documents, as in effect on the date of this Agreement.
SCHEDULE 3.2(A) lists all of the subsidiaries, directors, officers, shareholders and members (as applicable) of Purchasers.

                  (b) BINDING AGREEMENT. Purchasers have full right, power and authority to execute and deliver this Agreement and to perform Purchasers' obligations and to consummate the transactions contemplated hereby. Purchasers have taken all required action to execute, deliver and perform their obligations under this Agreement. This Agreement has been duly authorized by all necessary action by Purchasers and constitutes a valid and legally binding agreement of Purchasers enforceable against Purchasers in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

                  (c) NO BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchasers directly with Sellers without the intervention of any other Person as the result of any act of Purchasers and without the intervention of any other Person who may be deemed to be acting on behalf of Purchasers in such a manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

                  (d) NO CONSENTS. No consent or approval (i) under any federal or Florida Governmental Authorization or federal or Florida Governmental Rule to which Purchasers or any of their respective properties is subject, (ii) of any party to any agreement,

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
indenture or instrument of Purchasers or to which Purchasers or any of their respective properties is subject, or (iii) of any other Person, including without limitation the direct and indirect shareholders of Purchasers, is required for the execution and delivery of this Agreement and the purchase of the Partnership Interests and change in partners contemplated hereby, except any approvals obtained prior to the date hereof.

                  (e) COMPLIANCE WITH LAWS; PERMITS. Purchasers are not in violation of any Requirement of Law of the United States or the State of Florida through the date hereof, except as will not have a material adverse effect on the Purchasers. No material Governmental Authorizations of the United States or the State of Florida are necessary for Purchasers to consummate the transactions contemplated herein.

                  (f) PROCEEDINGS. There is no litigation, action, suit or proceeding pending or, to the best of Purchasers' Knowledge, threatened by or against Purchasers which could reasonably be anticipated to materially adversely affect the Purchasers or enjoin or restrict Purchasers' ability to purchase the Partnership Interests. To the best of Purchasers' Knowledge, there is no reasonable basis for any material claims against Purchasers.

                  (g) AGREEMENT WILL NOT CAUSE BREACH. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a material default, breach or violation or an event that, with notice or lapse of time or both, would be a material default, breach or violation of any of Purchasers' Charter Documents or any Contractual Obligation or Governmental Authorization to which either of Purchasers is a party or by which either of Purchasers is bound; or (ii) an event that would permit any party to terminate any material Contractual Obligation of Purchasers or to accelerate the maturity of any indebtedness or other Contractual Obligation of Purchasers.

            3.3 DISCLOSURE SCHEDULES. Nothing in any disclosure schedule attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the disclosure schedule identifies the exception with particularity and discloses any relevant facts necessary to make the disclosure meaningful (in this regard Purchasers acknowledge that no facts need to be disclosed in order to make item 1 of Schedule 3.1(d)(1) meaningful). Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

                                  ARTICLE IV.

                            ADDITIONAL AGREEMENTS

            4.1 BOOKS AND RECORDS.

                  (a) POSSESSION. Sellers acknowledge and agree that from and after the Closing, Purchasers will be entitled to own and possess all documents, books and records, agreements and financial data of any sort relating to the Partnership. Sellers agree to deliver to

Purchasers at or prior to the Closing all such documents, books and records, agreements and financial data. Seller may retain copies thereof.

                  (b) FUTURE COOPERATION. If, in order to prepare Purchasers' or Partnership's financial statements or documents required to be filed with any Governmental Authority, it is necessary that Partnership, Purchasers or any successors be furnished with additional information relating to Sellers, the Partnership or the Project, and such information is in the possession of Sellers or their Affiliates, Sellers shall and shall cause their Affiliates to use their reasonable best efforts to furnish such information to Purchasers, at the cost and expense of Partnership for a period of twelve months after Closing.

            4.2 PURCHASE PRICE ALLOCATIONS. Sellers and Purchasers acknowledge that, for Federal income tax purposes, Purchasers' acquisition of the Partnership Interests shall be treated as an acquisition of 99% of the assets of the Partnership, followed by a contribution to the Partnership (a) by Purchasers, of the assets so acquired and (b) by Sellers, of the 1% of the assets not acquired by Purchasers. Purchasers shall allocate its Purchase Price among the assets of the Partnership acquired by it (as aforesaid) in a manner which Purchasers reasonably determine is consistent with Section 1060 of the Code. Purchasers and Sellers agree to file all Tax Returns in a manner consistent with the allocations made by Purchasers. Sellers shall provide the Partnership, as soon as possible following the Closing Date and in all events no later than 30 days subsequent to the Closing Date, with information regarding its adjusted tax basis as of the Closing Date in the 1% of the assets not sold to Purchasers (as aforesaid) so as to enable the Partnership to make the calculations required under Section 704(c) of the Code..

            4.3 FURTHER ASSURANCES. After the Closing, and for no further consideration but at the expense of Partnership, Sellers shall (a) perform all acts, or cause such acts to be performed, to replace PPI as general partner of Partnership, and (b) execute, acknowledge and deliver such assignments, transfers, consents and other documents and instruments as Purchasers may reasonably request, in each case, to vest in Purchasers, and protect Purchasers' right, title and interest in, and enjoyment of, the Partnership Interests and to carry out the full purposes of this Agreement. Following the Closing, Sellers shall refer to Purchasers, as promptly as practicable, any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Partnership Interests, the Project or the Project Agreements.

            4.4 ACCESS. Purchasers agree that Sellers and their representatives may attend periodic site progress meetings between the Partnership and D/FD and visit the Project construction site during normal business hours and upon reasonable advance notice, provided that such attendance and visits do not disrupt or delay the normal construction-related operations of the Partnership or any of its contractors, subcontractors or suppliers.

            4.5 AGREEMENTS TO BE ASSIGNED. Attached hereto as SCHEDULE 4.5 is a list of agreements that will be assigned by PEI (or its Affiliates) to the Partnership at Closing.

            4.6 TITLE POLICY AND SURVEY COMPLETION. Within sixty (60) days after Closing, Sellers agree to provide, at their cost, a surveyor certified single metes and bounds description for the waterline and pipeline easement parcels which shall be incorporated into and insured by the title policy to be issued as set forth herein. After Closing, Purchasers agree to cause Partnership to obtain an Owner's Policy of Title Insurance from the underwriters of the Title Insurance Commitment, insuring the Partnership in accordance with the Title Insurance Commitment, as modified by the provisions of this Agreement, in an amount not less than $400,000,000, except that such amount of title insurance to be purchased may be obtained in increments, in the discretion of Partnership, based upon such factors as the extent of the improvements actually constructed on the property to be insured at any time, the premium costs for obtaining such insurance including the costs for survey updates and any other costs associated with periodic updates of such insurance, the requirements of any construction lender, and such other similar factors as may affect such determination. Notwithstanding the foregoing, Purchasers shall not be obligated to cause Partnership to purchase additional amounts of title insurance in the event that the construction of the Project is abandoned prior to completion.

            4.7 PAYMENT OF DEVELOPMENT COSTS. Sellers agree to be responsible for the payment of all fees and expenses for services performed under the Consultant Agreements prior to the Closing and, to the extent not previously paid, all other development costs of Panda Paris or its Affiliates (other than costs under the Project Agreements including without limitation, invoices received prior to closing from General Electric Company, Hayter Engineering and D/FD which have not been paid as of Closing) for the period prior to the Closing. Except for the foregoing costs to be paid by Sellers, the Partnership will be responsible for the payment of all costs under the Project Agreements and any fees and expenses for services performed under the Consultant Agreements subsequent to Closing.

            4.8 CERTAIN POST-CLOSING MATTERS. Sellers agree, at their cost and expense, to perform the following acts to the reasonable satisfaction of Purchasers as soon as practicable but in any event not later than thirty days after Closing,:

                        (i) Obtain a surveyor certified single metes and bounds legal description for the Union Pacific Railroad parcels which are to be incorporated into and insured by the title policy to be issued in connection with the Title Insurance Commitment;

                        (ii) Obtain Subordination Agreements from existing lienholders on Tract 25 (Campbell Soup) and Tract 26 (Kiamichi Railroad);

                        (iii) Obtain a release of Supplemental Indenture dated January 1, 1997 between Union Pacific Railroad Company and The Boatman's Bank of St. Louis, recorded in Volume 671, Page 233 and release of Supplemental Indenture dated January 1, 1997 between Union Pacific Railroad Company and The Chase Manhattan Bank, recorded in Volume 671, Page 238;

                        (iv) Obtain evidence confirming the amount of unpaid taxes due on the parcels to be acquired from the Union Pacific Railroad, including evidence that no rollback taxes shall be applicable, and provision for payment of such taxes;

                        (v) Obtain evidence as to payment and release of record of outstanding Abstract of Judgment filed February 4, 1998, styled Dennis Wiley vs. George Henderson in Cause #C2247 for $2,995.00 plus costs etc. recorded in Volume 17, page 741, Lamar County Abstract of Judgment Records; and

                        (vi) Obtain agreements with an affiliate of Enron in replacement of the existing Fuel Transportation Contracts with Black Marlin Pipeline Company, together with any interconnection agreements required therewith.

            Purchasers agree that if the Title Insurance Commitment is revised to reflect the foregoing items (i) through (v) or to remove such items as exceptions, as appropriate, such revision shall constitute satisfactory evidence thereof.

                                   ARTICLE V.

                               INDEMNIFICATION

            5.1 INDEMNIFICATION BY SELLERS. SELLERS SHALL INDEMNIFY (1) PURCHASERS, (2) TO THE EXTENT PERSONS OTHER THAN PURCHASERS OR THEIR AFFILIATES ASSERT CLAIMS AGAINST THE FOLLOWING PERSONS, THE PURCHASERS' RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AND (3) THE PARTNERSHIP (THE "PURCHASER INDEMNIFIED PARTIES") AND HOLD EACH OF THEM HARMLESS FROM ANY AND ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), INJURIES, PENALTIES, COSTS AND EXPENSES, (INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS) SUFFERED OR INCURRED BY THEM, CALCULATED ON AN AFTER TAX BASIS (HEREINAFTER A "PURCHASER LOSS"), ARISING OUT OF OR RESULTING FROM THE BREACH OF ANY REPRESENTATION OR WARRANTY OR THE BREACH OF ANY COVENANT OR AGREEMENT OF SELLERS CONTAINED IN THIS AGREEMENT, PROVIDED (I) THAT ANY CLAIM FOR INDEMNIFICATION BY A PURCHASER INDEMNIFIED PARTY FOR BREACH OF A REPRESENTATION OR WARRANTY MUST BE ASSERTED WITHIN TWENTY-FOUR MONTHS AFTER THE DATE HEREOF, EXCEPT A CLAIM FOR BREACH OF SECTION 3.1(L) OR SECTION 5.4 WHICH CAN BE ASSERTED UNTIL SUCH TIME AS THE STATUTE OF LIMITATIONS PERIOD FOR PAYMENT OF ANY TAXES RESULTING FROM SUCH BREACH HAS EXPIRED; (II) THAT THE SELLERS SHALL NOT BE LIABLE FOR ANY PURCHASER LOSS ARISING OUT OF OR RESULTING FROM ANY BREACH OF A REPRESENTATION OR WARRANTY UNLESS THE AGGREGATE DOLLAR AMOUNT OF ALL SUCH PURCHASER LOSSES EXCEEDS $2,000,000; AND (III) THAT THE AGGREGATE LIABILITY OF THE SELLERS UNDER THIS SECTION 5.1 SHALL NOT IN ANY EVENT EXCEED $85,000,000 PLUS THE AMOUNT OF ANY DISTRIBUTIONS TO SELLERS FROM THE ESCROW ACCOUNT.

            5.2 INDEMNIFICATION BY PURCHASERS. PURCHASERS SHALL INDEMNIFY SELLERS AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (THE "SELLER INDEMNIFIED PARTIES") AND HOLD EACH OF THEM HARMLESS FROM ANY AND ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), INJURIES, PENALTIES, COSTS AND EXPENSES, (INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS) SUFFERED OR INCURRED BY THEM,

CALCULATED ON AN AFTER TAX BASIS (HEREINAFTER A "SELLER LOSS"), ARISING OUT OF OR RESULTING FROM THE BREACH OF ANY REPRESENTATION OR WARRANTY OR THE BREACH OF ANY COVENANT OR AGREEMENT OF PURCHASERS CONTAINED IN THIS AGREEMENT, PROVIDED THAT ANY CLAIM FOR INDEMNIFICATION BY A SELLER INDEMNIFIED PARTY FOR BREACH OF A REPRESENTATION OR WARRANTY MUST BE ASSERTED WITHIN TWENTY-FOUR MONTHS AFTER THE DATE HEREOF.

            5.3 PROCEDURE FOR INDEMNIFICATION. If there is asserted any claim, liability or obligation that in the judgment of a party indemnified above ("INDEMNIFIED PARTY") may give rise to any Purchaser Loss or Seller Loss (collectively, "INDEMNIFIED LOSS"), or if such Indemnified Party determines the existence of the foregoing, whether or not the same shall have been asserted, such Indemnified Party shall give the party from whom indemnity is sought ("INDEMNITOR") notice (including reasonable detail of the facts giving rise to same) within thirty (30) Business Days of the assertion of any claim, liability or obligation, or within ten (10) Business Days of receipt of notice of the filing of any lawsuit based upon such assertion, or, with respect to a claim not yet asserted against Indemnified Party, promptly upon the determination by Indemnified Party of the existence of the same. Indemnitor shall have the right to assume the defense of such claim, liability or obligation provided that Indemnitor retains experienced counsel reasonably satisfactory to Indemnified Party and provided that Indemnitor is reasonably able to meet its likely indemnification obligations; PROVIDED, Indemnified Party shall cooperate with Indemnitor in any such defense which Indemnitor assumes in the event Indemnitor makes such request to Indemnified Party and such request is reasonable. Indemnified Party shall have the right to participate in such defense, PROVIDED, HOWEVER, that if Indemnified Party retains separate counsel, Indemnified Party shall assume the expense of the separate counsel. No settlement or adjustment shall be made without Indemnified Party's prior written consent (which consent shall not be unreasonably withheld) and, provided that Indemnitor is reasonably able to meet its likely indemnification obligations, Indemnitor's prior written consent (which consent shall not be unreasonably withheld). Failure by Indemnified Party to give timely notice pursuant to this SECTION 5.3 shall not relieve Indemnitor of its obligations, except to the extent that Indemnitor is actually prejudiced by such failure to give timely notice. If Indemnitor elects not to assume the defense of any such claim, liability or obligation, Indemnified Party shall conduct such defense or settle such claim, and following conclusion of such claim Indemnified Party may claim against Indemnitor hereunder.

            5.4 TAXES.

                  (a) All transfer and sales taxes (excluding Florida taxes, if any) incurred in connection with this purchase and sale of Partnership Interests, if any, shall be borne by the Sellers, and the Sellers at their own expense will file, to the extent required by applicable law, all necessary Tax Returns and other documentation with respect to all such transfer or sales taxes.

                  (b) SELLERS SHALL INDEMNIFY AND HOLD THE PARTNERSHIP AND PURCHASERS HARMLESS, ON AN AFTER TAX BASIS, FROM AND AGAINST ANY INCOME TAXES IMPOSED ON THE SELLERS RESULTING FROM THE SALE OF THE PARTNERSHIP INTERESTS TO THE PURCHASERS.

                  (c) Each of the Purchasers and Sellers shall provide the other with such assistance as may reasonably be requested by the other party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Each party will take any and all commercially reasonable steps, act in good faith, and cooperate fully, to permit the other party to comply with its obligations and secure its right to indemnification hereunder.

                  (d) The obligations of Purchasers and Sellers under this
SECTION 5.4 shall survive the Closing and shall continue until the expiration of the applicable statute of limitations.

            5.5 MITIGATION. Each Indemnified Party shall use commercially reasonable efforts to mitigate damages relating to any Indemnified Loss, including, without limitation, collection of available insurance proceeds and the pursuit of available remedies against the other parties to the Project Agreements. The amount of any Purchaser Loss shall be reduced to take account of the net benefit (calculated on an After Tax basis) of any distributions made to Purchasers from the Escrow Account.

                                  ARTICLE VI.

                                MISCELLANEOUS

            6.1 MODIFICATION OR AMENDMENT; WAIVER. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of Purchasers and Sellers. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

            6.2 GOVERNING LAW. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

            6.3 NOTICES. Any notice, request, instruction or other document to be given by any party to another party shall be in writing and addressed as follows:

If to Purchasers:

            FPL Energy Paris GP, Inc.
            c/o FPL Energy, Inc.
            700 Universe Boulevard
            Juno Beach, FL  33408-2683
            Attention:  Glenn E. Smith
            Fax: (561) 691-7177

            FPL Energy Paris LP, LLC
            c/o FPL Energy, Inc.
            700 Universe Boulevard
            Juno Beach, FL  33408-2683
            Attention:  Glenn E. Smith
            Fax: (561) 691-7177

with a copy to:

            Orrick, Herrington & Sutcliffe LLP
            666 Fifth Avenue
            New York, New York 10103
            Attention:  Daniel A. Mathews
            Fax:  (212) 506-5151

If to Sellers:

            Panda Paris I, LLC
            4100 Spring Valley, Suite 1001
            Dallas, Texas 75244
            Attention:  General Counsel
            Fax:  (972) 980-6815

            Panda Paris II, LLC
            919 Market Street, Suite 200
            Wilmington, Delaware 19801
            Attention:  Barry Crozier
            Fax: (302) 658-0468

or to such other Persons or addresses as may be designated in writing by the party to receive such notice. Failure to accept a copy of a notice shall not constitute failure to give notice hereunder. A notice is given (i) three Business Days after it is deposited in the United States mails, postage prepaid, by registered or certified mail, or (ii) the next Business Day after it is deposited with a reputable overnight courier for overnight delivery, or (iii) upon receipt of delivery confirmation by the Person giving the notice by electronic means to the Person to whom notice is given, whichever first occurs.

            6.4 ENTIRE AGREEMENT . This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including the Letter of Intent.

            6.5 WAIVER OF TRIAL BY JURY.. Each party hereto waives its right to a trial by jury in any judicial action arising out of the transactions contemplated by this Agreement.

            6.6 INTERPRETATION. Each party and its counsel have reviewed this Agreement and accordingly the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

            6.7 PARTIES IN INTEREST; ASSIGNMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Sellers shall not assign, convey, transfer, encumber, mortgage or otherwise dispose of this Agreement, or any rights created hereunder without Purchasers' prior written consent (which consent shall not be unreasonably withheld). Purchasers shall not assign, convey, transfer, encumber, mortgage or otherwise dispose of all or any part of its rights, remedies, obligations or liabilities under this Agreement without Sellers' prior written consent (which consent shall not be unreasonably withheld) other than to any Affiliate of Purchasers, PROVIDED that following any such assignment Purchasers shall continue to be liable for their obligations and liabilities under this Agreement. Notwithstanding the foregoing, any party hereto may assign its rights hereunder to any permitted transferee of such party's partnership interest in Partnership pursuant to the terms of the Amended Partnership Agreement.

            6.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

            6.9 HEADINGS. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof or thereof.

            6.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                  SELLERS


                                  PANDA PARIS I, LLC,
                                  a Delaware limited liability company

                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:____________________________________

                                  PANDA PARIS II, LLC,
                                  a Delaware limited liability company


                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:____________________________________

                                  PURCHASERS:

                                  FPL ENERGY PARIS GP, INC.,
                                  a Florida corporation

                                  By:________________________________________
                                  Name:    Glenn E. Smith
                                  Title:   Vice President

                                  FPL ENERGY PARIS LP, LLC, a Delaware limited
                                  liability company By: ESI Energy, Inc., its
                                  sole Member and Manager

                                     By:______________________________________
                                     Name:  Glenn E. Smith
                                     Title: Vice President

                                  SCHEDULE 1.1

                     DEFINITIONS/RULES OF INTERPRETATION

                                 DEFINITIONS

            "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "AFTER TAX" shall mean, in the case of any amounts payable to or on behalf of any Indemnified Party, that such amount shall be increased so that, after deduction of the net amount of all Taxes required to be paid by such Indemnified Party with respect to the receipt or accrual by it of such amount and the additional amount received or accrued by reason of a payment being made on an After Tax basis and after taking into account the amount of deductions, if any, available to the Indemnified Party with respect to the indemnified matter (computed in each instance at the highest marginal Federal, State and local tax rates applicable to corporations in the year in which the indemnity is paid, and with the payor of the indemnity indemnifying the Indemnified Party against any loss or disallowance of any deductions taken into account in the computation of the After Tax amount), the remaining amount shall be equal to the amount otherwise payable.

            "AGREEMENT" means this Partnership Interest Purchase and Sale Agreement, including all schedules, appendices and exhibits to this Agreement which are hereby incorporated by reference.

            "AMENDED PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of the Partnership dated the Closing date.

            "BRIDGE FINANCING AGREEMENT" means the Amended and Restated Bridge Financing Agreement dated as of February 10, 1999 between Partnership and MES Financial Corp.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to be closed in New York.

            "CHARTER DOCUMENTS" means a Person's articles of incorporation and bylaws, partnership agreement and certificate of limited partnership, certificate of limited liability company, limited liability company agreement or equivalent documents.

            "CLOSING" has the meaning specified in SECTION 2.4.

            "CODE" means the Internal Revenue Code of 1986, as amended.

                                   Exh1.1-1

            "CONSULTANT AGREEMENTS" means the following Agreements but does not include the studies, reports, memoranda, and work product resulting from or authorized by such Agreements: (i) Agreement for Professional Engineering Services for Merchant Plant Projects with Burns & McDonnell Engineering Company, Inc. dated June 5, 1998; (ii) Authorization No. 3 for Professional Engineering Services dated June 5, 1998 with Burns & McDonnell Engineering Company, Inc. in accordance with the preceding Agreement; (iii) Consulting Services Agreement dated August 6, 1998 with CC Pace Consulting, LLC; (iv) Professional Services Agreement dated February 27, 1998 with Henwood Energy Services, Inc.; (v) Letter Agreement Amendment dated August 28, 1998 with Henwood Energy Services, Inc.;
(vi) Letter Agreement to Perform a Facility Study - Generation Interconnection Request - 00INR0008 dated July 17, 1998 with Texas Utilities Electric Company;
(vii) Agreement to Perform a Security Study - Generation Interconnection Request
- 00INR0008 with TU Electric Company dated April 1, 1998; (viii) Agreement for Professional Services dated October 19, 1998 with Hayter Engineering for Design and Construction Review of the Raw Water Transmission Facility; (ix) a Limited Notice to Proceed with Hayter Engineering dated December 11, 1998; (x) Letter dated as of January 14, 1999 from Panda Paris Power, L.P. to Hayter Engineering (increasing authorized expenditures under the Limited Notice to Proceed to $130,000); (xi) Letter Agreement to Hayter Engineering dated as of February 2, 1999 (increasing the authorized expenditures under the Limited Notice to Proceed to $200,000); (xii) Geotechnical Services Agreement No. G8-191 dated June 22, 1998 with Terracon, which is in the name of Panda Paris Power, LLC (renamed Panda Paris I, LLC) and is to be assigned to the Partnership; (xiii) Geotechnical Services Agreement No. G8-271 dated September 22, 1998 with Terracon, which is in the name of Panda Paris Power, LLC (renamed Panda Paris I,
LLC) and is to be assigned to the Partnership (xiv) Environmental Services Agreement No. 5498169 dated June 22, 1998 with Terracon, which is in the name of Panda Paris Power, LLC (renamed Panda Paris I, LLC) and is to be assigned to the Partnership; and (xv) Environmental Services Agreement No. 5498235 dated September 10, 1998 with Terracon, which is in the name of Panda Paris Power, LLC (renamed Panda Paris I, LLC) and is to be assigned to the Partnership.

            "CONSULTING ENGINEER" means (i) as to engineering matters, the engineering firm retained by construction lenders (or a trustee acting on their behalf) to review and report on the construction of the Project or, if no such firm has been retained, Black & Veatsch or such other nationally recognized engineering firm selected by the Partnership with the consent of PEI (which consent shall not be unreasonably withheld) and (ii) as to energy pricing matters, the consultant retained by construction lenders (or a trustee acting on their behalf) to advise as to energy pricing issues or, if no such consultant has been retained, Hagler Bailly or such other nationally recognized consultant as to energy pricing selected by the Partnership with the consent of PEI (which consent shall not be unreasonably withheld).

            "CONTINUING INTEREST" means the 1% "carried" or "profits" limited partnership interest retained by PPII, as more fully described in the Amended Partnership Agreement.

            "CONTRACTUAL OBLIGATION" of any Person means any indenture, note, security, deed of trust, mortgage, security agreement, lease, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

                                   Exh1.1-2

            "D/FD" means Duke/Fluor Daniel.

            "D/FD EPC CONTRACT" means the Turnkey Engineering, Procurement and Construction Agreement for Combined-Cycle Generation Facility dated as of October 3, 1998 between Partnership and D/FD, including all change orders, the Limited Notice to Proceed dated December 22, 1998, the Letter Agreement dated as of January 27, 1999 (amending the Limited Notice to Proceed by extending the expiration date of the Limited Notice from January 31, 1999 to February 28, 1999 and increasing the authorized expenditures to $3,000,000), and the Parent Guaranty dated December 23, 1998 from Panda Energy International, Inc. in favor of Duke/Fluor Daniel for such Limited Notice to Proceed.

            "DOLLARS" or "$" means the lawful currency of the United States of America.

            "EASEMENTS"  means  collectively the easement estates described in
SCHEDULE 1.1(A) hereto.

            "ENCUMBRANCE" means any security interest, pledge, mortgage, lien, easement, right of way, license, or encumbrance of any kind, whether created by law or in equity, including, but not limited to, any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

            "EPC CONTRACTS" means (i) the D/FD EPC Contract; (ii) the Turnkey Engineering, Procurement and Construction Agreement for 345kv Double Circuit Electric Transmission Line dated as of October 6, 1998 between Partnership and Scarborough Engineering, Inc., including all change orders, the Limited Notice to Proceed dated December 16, 1998, and the Letter Agreement dated as of February 2, 1999 with Scarborough Engineering, Inc. (increasing the authorized expenditure limit to $65,000); (iii) Turnkey Natural Gas Pipeline Engineering, Procurement and Construction Agreement dated as of September 30, 1998 between Partnership and Universal ENSCO, Inc., including all change orders, the Limited Authorization to Proceed dated December 16, 1998, and the Letter Agreement dated as of February 2, 1999 (amending Limited Notice to Proceed by increasing authorized expenditures to $100,000); (iv) the Water Pipeline Construction Agreement dated as of September 29, 1998 between Partnership and Hoot Johnson Construction, Inc., including all change orders, the Limited Notice to Proceed dated as of January 15, 1999, and the Parent Guaranty dated January 22, 1998 from Panda Energy International, Inc. in favor of Hoot Johnson for such Limited Notice to Proceed; (v) the Switchyard Construction Agreement dated as of October 2, 1998 between Partnership and Dashiell Corporation, including all change orders, the Limited Notice to Proceed dated January 5, 1999, the Letter Agreement dated as of February 2, 1999 (increasing the authorized expenditures to $150,000), and the Parent Guaranty dated January 18, 1999 from Panda Energy International, Inc. in favor of Dashiell for such Limited Notice to Proceed;
(vi) the Interconnect and Operating Agreement dated as of December 11, 1998, between Partnership and Black Marlin Pipeline Company, including all change orders; (vii) the Interconnect Agreement dated December 10, 1998 between the Partnership and Natural Gas Pipeline Company of America, including all change orders; and (viii) the Interconnection Agreement dated as of September 22, 1998 between Partnership and Texas Utilities Electric Company, including the e-mail notice dated as of January 15, 1999 from Texas Utilities Electric Company agreeing that the notice to proceed and letter of credit may be delayed to early to mid-February, 1999.

                                   Exh1.1-3

            "ESCROW ACCOUNT" means has the meaning specified in the Escrow Agreement.

            "ESCROW AGENT" means The Bank of New York or any permitted successor pursuant to the terms of the Escrow Agreement.

            "ESCROW AGREEMENT" means the escrow agreement dated the date hereof among the Sellers, the Purchasers and the Escrow Agent.

            "ESCROW AMOUNT" means $10,000,000.

            "ESCROW TERMINATION DATE" means the date occurring thirty days after the Phase II Commercial Operation Date.

            "FINANCIAL  STATEMENTS"  has the  meaning  specified  in  SECTION
3.1(j).

            "FUEL SUPPLY CONTRACTS" means (i) the Base Contract for Short-Term Sale and Purchase of Natural Gas dated as of September 8, 1998 between Partnership and Noble Gas Marketing, Inc. (as amended and supplemented), and the related Transaction Confirmation dated as of September 8, 1998 for Firm Purchases (60,000 MMBtu's/day variable monthly; 50,000 MMBtu's/day - variable daily) and a Transaction Confirmation dated September 8, 1998 for Interruptible Purchases (100,000 MMBtu's/day) and (ii) the Base Contract for Short-Term Sale and Purchase of Natural Gas dated as of September 1, 1998 between Partnership and Producers Energy Marketing, LLC (as amended and supplemented) and the related Transaction Confirmation dated as of September 1, 1998, for Firm Purchases (60,000 MMBtu's/day) and Transaction Confirmation dated as of September 1, 1998 for Interruptible Purchases (100,000 MMBtu's/day).

            "FUEL TRANSPORTATION CONTRACTS" means (i) the Transportation Rate Schedule FTS Agreement No. 114670 dated as of January 6, 1999 between Partnership and Natural Gas Pipeline Company of America; (ii) the Firm Transportation Rate Discount Agreement No. 114675 dated as of January 8, 1999 between Partnership and Natural Gas Pipeline Company; (iii) Transportation Rate Schedule - ITS Agreement No. 114408 dated as of November 3, 1998 between Partnership and Natural Gas Pipeline Company of America; (iv) Interruptible Rate Discount Agreement No. 114677 dated as of January 8, 1999 between Partnership and Natural Gas Pipeline Company of America; (v) the Transportation Service Agreement Rate Schedule FTS No. 22653 dated as of November 1, 1998 between Partnership and Black Marlin Pipeline Company, as amended by Letter Agreement dated as of November 3, 1998 (discount); Letter Agreement dated as of November 3, 1998 (amendment) and by Letter Agreement dated as of January 18, 1999 (creditworthiness compliance period extended to May 1, 1999); and (vi) the Transportation Service Agreement ITS No. 22652 dated as of November 1, 1998 between Partnership and Black Marlin Pipeline Company as amended by Letter Agreement dated as of November 3, 1998.

            "GE PURCHASE ORDER" means Purchase Order No. 226775-4-0301-01 dated as of October 16, 1998 between Partnership and General Electric Company, pursuant to which Partnership and General Electric Company have agreed to purchase and sell four PG7241 gas turbine units and two TC2F30 steam turbine units for installation at the Project.

                                   Exh1.1-4

            "GOVERNMENTAL AUTHORITY" means any Federal, state, municipal or local government, regulatory or administrative agency, commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body or other governmental authority.

            "GOVERNMENTAL AUTHORIZATIONS" means any authorization, consent, approval, license, ruling, permit, waiver, exemption, filing, registration or notice by or with any Governmental Authority.

            "GOVERNMENTAL RULE" means any law, rule, writ, injunction, regulation, ordinance, order, code, judgment, decree, or similar form of decision of any Governmental Authority.

            "INDEMNIFIED LOSSES" has the meaning specified in SECTION 5.3.

            "INDEMNIFIED PARTY" has the meaning specified in SECTION 5.3.

            "INDEMNITOR" has the meaning specified in SECTION 5.3.

            "INITIAL PAYMENT" means the Purchase Price less the Escrow Amount.

            "LETTER OF INTENT" means that certain letter from FPL Energy, Inc. to Sellers, dated as of December 23, 1998 and signed by Sellers, relating to the Transaction.

            "MW" means megawatts (1,000 watts).

            "NET PURCHASE PRICE REDUCTION" means an amount (if a positive number) equal to the sum of (i) costs incurred by the Partnership to acquire electric energy from resources other than the Project as a result of, and other reasonable costs incurred by the Partnership in an attempt to mitigate losses, damages and costs resulting from, the failure to achieve the Plant Commercial Operations Date (as such term is defined in the TU PPA) by July 1, 2000, (ii) costs incurred by the Partnership to acquire electric energy from resources other than the Project as a result of, and other reasonable costs incurred by the Partnership in an attempt to mitigate losses, damages and costs resulting from, the failure to achieve the Commencement Hour (as such term is defined in the T-NM PPA) to have occurred by July 1, 2000, (iii) costs incurred by the Partnership prior to July 1, 2000 in an attempt to mitigate threatened losses, damages and costs that would result from the failure to achieve either the Plant Commercial Operations Date or the Commencement Hour by July 1, 2000, (iv) if either the Phase I Commercial Operation Date has not been achieved by June 30, 2000 or the Phase II Commercial Operation Date has not been achieved by August 31, 2000, interest accrued on construction debt during the period commencing on June 30, 2000 as to Phase I (as such term is defined in the D/FD EPC Contract) and August 31, 2000 as to Phase II (as such term is defined in the D/FD EPC Contract) and ending on the Phase I Commercial Operation Date or the Phase II Commercial Operation Date, as applicable, and (v) if the City of Paris and the Partnership fail to reach an agreement for the City of Paris to take the industrial waste water from the Project, costs associated with the construction of pipelines or facilities for the disposal of industrial waste water (including without limitation permitting costs and construction costs of any treatment facility), LESS (a) in the case of the foregoing clauses (i), (ii), (iii) and
(iv), the amount of any Schedule Liquidated Damages (as defined in the D/FD EPC Contract) paid by D/FD, LESS (b) the amount (if a positive number)

                                   Exh1.1-5
obtained by subtracting (1) aggregate actual project costs for the development and construction of the Project from (2) the sum of the projected project costs and the contingency specified in the Project Budget; PROVIDED, that none of the costs referred to in the forgoing clauses (i), (ii), (iii) and (v) shall be included in the calculation of "Net Purchase Price Reduction" unless the appropriate Consulting Engineer has determined in writing that in its opinion such costs are reasonable under the circumstances and, to the extent that such costs are incurred pursuant to a change order to any EPC Contract, that such change order was reasonably necessary to mitigate costs. Notwithstanding any of the foregoing, the Net Purchase Price Reduction, if any, shall be paid solely out of the Escrow Amount (before interest thereon) and shall not in any event exceed $10,000,000.

            "O&M AGREEMENTS" means (i) the Fuel Management Agreement dated as of September 8, 1998 between Partnership and Noble Gas Marketing, Inc., (ii) the Operation & Maintenance Agreement for 9 Mile 24" Gas Pipeline in Lamar County, Texas dated as of November 18, 1998 between Partnership and Gulf Coast Operations, a division of Enron Operations Corp., and (iii) the Power Manager Agreement dated as of November 19, 1998 between Partnership and Sempra Energy Trading Corp.

            "OPTION AGREEMENTS" means collectively, (i) the Real Property Option Agreement dated effective as of March 27, 1998, by and between H-W Investments, a General Partnership, and Panda Development Corporation, a Delaware corporation, as may be modified, amended, supplemented, assigned, or restated from time to time, (ii) the Real Property Option Agreement dated effective as of March 11, 1998, by and between Kenneth J. & Dorothy N. Wofford, and Panda Development Corporation, a Delaware corporation, as assigned by the Assignment and Assumption Agreement executed and delivered on November 3, 1998 between Panda Merchant Power Holding, LLC, formerly PAN Development, LLC, and Panda Paris Power, L.P., as assigned to Partnership November 3, 1998, and three lien releases from Southwestern Bell Telephone Company, and a Letter Agreement dated January 4, 1999 allowing the Partnership to have early access to the Project Site, Real Property Option Agreement dated as of February 2, 1999 by and between Kenneth J. Wofford and Anna Lee Wofford (Sellers) and the Partnership (Buyer) for the purchase of a residence and 1.517 acre tract near Paris, Texas for $275,000; and (iii) the Letter of Understanding dated September 17, 1998, from Tony K. Love, Director - Real Estate, Union Pacific Railroad Company, accepted and approved on September 18, 1998 by Panda Paris Power, L.P., as amended on January 11, 1999; Escrow Agreement dated January 29, 1999 between Ticor Land Title Company, Panda Paris Power, L.P. and Union Pacific Railroad Company providing for the payment into escrow of the balance of the purchase price.

            "PARTNERSHIP" means Panda Paris Power, L.P., a Delaware limited partnership.

            "PARTNERSHIP AGREEMENT" means the Limited Partnership Agreement of the Partnership.

            "PEI" means Panda Energy International, Inc.

            "PERMITS" means the applications, certificates, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights or licenses listed on SCHEDULE 3.1(E) hereto.

                                   Exh1.1-6

            "PERSON" includes any individual, trustee, firm, corporation, partnership, limited liability company, Governmental Authority or other entity, whether acting in an individual, fiduciary or any other capacity.

            "PHASE I COMMERCIAL OPERATION DATE" shall have the meaning specified in the D/FD EPC Contract.

            "PHASE II COMMERCIAL OPERATION DATE" shall have the meaning specified in the D/FD EPC Contract.

            "POWER PURCHASE DOCUMENTS" means (i) the T-NM PPA, (ii) the Power Purchase Agreement dated as of November 12, 1998 between Partnership and Constellation Power Source, Inc., and (iii) the TU PPA.

            "PROJECT" means the proposed 1000 MW natural gas-fired electrical generating facility to be located at or near Paris, Texas, commonly known as the Panda Paris Project, including the transmission lines and the proposed natural gas, water and waste lines related thereto.

            "PROJECT AGREEMENTS" means the Partnership Agreement, the Power Purchase Documents, the Real Property Documents, the O&M Agreements, the EPC Contracts, the Fuel Supply Contracts, the Fuel Transportation Contracts, the Water Supply Agreement, the GE Purchase Order, the Permits, the Tax Abatement Agreements, the Title Insurance Commitment, and the Consultant Agreements.

            "PROJECT  BUDGET"  means the  project  budget  attached  hereto as
Exhibit 2.6.

            "PROJECT SITE" means the property on which the proposed 1,000 MW natural gas-fired electrical generating facility will be constructed and is currently anticipated to be the property subject to and described in the Real Property Option Agreement dated as of March 11, 1998 by and between the Partnership and Kenneth J. and Dorothy N. Wofford.

            "PURCHASE PRICE" has the meaning specified in SECTION 2.2.

            "PURCHASERS" has the meaning specified in the first paragraph hereof.

            "PURCHASERS' KNOWLEDGE" means facts or information known to any executive officer or managerial level employee of FPL Energy, Inc. or an Affiliate thereof (including any attorney or engineer).

            "PURCHASER  INDEMNIFIED  PARTIES"  has the  meaning  specified  in
SECTION 5.1.

            "PURCHASER LOSS" has the meaning specified in SECTION 5.1.

            "REAL PROPERTY DOCUMENTS" means the Option Agreements, the Easements and the Surface Use Agreements, other than easements that have been obtained for alternative routing purposes, option agreements for alternative plant sites or easements which need to be

                                   Exh1.1-7
obtained, which easements, option agreements and easements which need to be obtained are listed in SCHEDULE 1.1(A) for disclosure purposes.

            "REQUIREMENT OF LAW" as to any Person means (a) the Charter Documents or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person (except any present or future Governmental Rule, policy or rule of common law in effect, relating to the environment, health, safety or any hazardous substance, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 ET SEQ.; the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 6291 ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 6901 ET SEQ.; the Clean Water Act, 33 U.S. C. ss.ss. 1251 ET SEQ.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f ET SEQ. the Atomic Energy Act, 42 U.S.C. ss.ss. 2011 ET SEQ.; the Federal Insecticide, Fungicide and RodenticIde Act, 7 U.S.C. ss.ss. 136 ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. ss.ss. ET SEQ.; and any similar state and local Governmental Rule now or hereafter adopted, published and/or promulgated pursuant thereto), (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person and
(d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "SELLER   INDEMNIFIED   PARTIES"  has  the  meaning  specified  in
SECTION 5.2.

            "SELLERS" has the meaning specified in the first paragraph hereof.

            "SELLERS' KNOWLEDGE" means facts or information known to (i) any executive officer or managerial level employee of PEI or an Affiliate thereof (including any attorney or engineer) or (ii) any employee of PEI or an Affiliate thereof who devoted a significant portion of his or her time and attention during calendar year 1998 to the development of the Project.

            "SELLER LOSS" has the meaning specified in SECTION 5.2.

            "SURFACE USE AGREEMENTS" means the Surface Use Agreements listed on
SCHEDULE 1.1(B) hereto.

            "TAX ABATEMENT AGREEMENTS" means collectively (i) the Tax Abatement Agreement dated as of June 8, 1998 between the City of Paris, Texas and Panda Paris Power, LLC, (ii) the Tax Abatement Agreement dated as of June 8, 1998 between the County of Lamar, Texas and Panda Paris Power, LLC, and (iii) the Tax Abatement Agreement dated as of June 29, 1998 between Paris Junior College and Panda Paris Power, LLC.

            "TAX RETURN" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any authority with respect to Taxes.

            "TAXES" means all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority including, but not limited to,

                                   Exh1.1-8
income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions to tax attributable thereto.

            "TITLE INSURANCE COMMITMENT" means the Commitment for Title Insurance Commitment No. 44-903-80-1016400B, dated effective October 21, 1998, issued by Land Title Company d/b/a/ TICOR Land Title Company, a Texas corporation, as agent for Ticor Title Insurance Company, a California corporation, as underwriter.

            "T-NM PPA" means the Power Purchase Agreement dated as of October 7, 1998 between Partnership and Texas New Mexico Power Company.

            "TRANSACTION" means the purchase and sale of the Partnership Interests pursuant to the Agreement.

            "TU PPA" means the Power Purchase Agreement dated as of September 25, 1998 between Partnership and Texas Utilities Electric Company, as amended December 17, 1998 and February 9, 1999.

            "WATER SUPPLY AGREEMENT" means the Water Supply Agreement dated as of September 16, 1998 between Partnership and the City of Paris, Texas, as interpreted by Letter Agreement dated December 18, 1998 and amended by Addendum Number One to Water Supply Agreement, executed December 14, 1998.

                                   Exh1.1-9

                           RULES OF INTERPRETATION

            All terms defined in the Agreement in the singular form shall have comparable meanings in the plural form and vice versa.

            The word "or" is not exclusive.

            A reference to a Governmental Rule in effect at the date hereof includes any amendment or modification to such Governmental Rule.

            A reference to a Person includes such Person's permitted successors and permitted assigns.

            The words "include," "includes" and "including" and words of similar import are not limiting or exclusive.

            A reference in this Agreement to an Article, Section, Exhibit, Schedule, Annex, Attachment or Appendix is to the Article, Section, Exhibit, Schedule, Annex, Attachment or Appendix of this Agreement unless otherwise indicated. Exhibits, Schedules, Annexes, Attachments or Appendices to any document shall be deemed incorporated by reference in such document.

            References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

            The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such document.

            References to "days" shall mean calendar days, unless the term "Business Days" is used. References to a time of day shall mean such time in Delaware unless otherwise specified.

                                   Exh1.1-10

                              EXHIBIT 2.5(A)(I)

                        FORM OF ASSIGNMENT AGREEMENTS


      THIS ASSIGNMENT is made as of the [__] day of February 1999 by PANDA PARIS I, LLC ("Assignor") to FPL ENERGY PARIS GP, INC. ("Assignee").

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee, its successors and assigns, Assignor's general partnership interest (the "Partnership Interest") in Panda Paris Power, L.P., a Delaware limited partnership (the "Partnership"), which Partnership Interest includes a one percent (1%) interest in profits and capital of the Partnership.

      This Assignment (i) shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, (ii) shall be governed by and construed in accordance with the laws of the State of New York, and (iii) may not be modified or terminated orally.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

                             ASSIGNOR:

                             PANDA PARIS I, LLC

                             By:___________________________
                              Name:
                              Title:

                             ASSIGNEE:

                             FPL ENERGY PARIS GP, INC.


                             By:    ________________________
                              Name:
                              Title:

                      ASSIGNMENT OF PARTNERSHIP INTEREST

                          (PANDA PARIS POWER, L.P.)

      THIS ASSIGNMENT is made as of the [__] day of February 1999 by PANDA PARIS II, LLC ("Assignor") to FPL ENERGY PARIS LP, LLC ("Assignee").

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee, its successors and assigns, a portion of Assignor's limited partnership interest (the "Partnership Interest") in Panda Paris Power, L.P., a Delaware limited partnership (the "Partnership"), which Partnership Interest includes a ninety-eight percent (98%) interest in profits and capital of the Partnership.

      This Assignment (i) shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, (ii) shall be governed by and construed in accordance with the laws of the State of New York, and (iii) may not be modified or terminated orally.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

                             ASSIGNOR:

                             PANDA PARIS II, LLC


                             By:___________________________
                              Name:
                              Title:

                             ASSIGNEE:

                             FPL ENERGY PARIS LP, LLC

                             By:    ________________________
                              Name:
                              Title: